Exhibit 99.16

POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Virtus Alternative Solutions Trust, hereby constitute and appoint George R. Aylward, Kevin J. Carr, Holly van den Toorn and Jennifer Fromm, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the merger of Duff & Phelps Select MLP and Midstream Energy Fund Inc. into Virtus Duff & Phelps Select MLP and Energy Fund, a series of Virtus Alternative Solutions Trust, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 12th day of March, 2021.

/s/ Donald C. Burke
George R. Aylward, Trustee	Donald C. Burke, Trustee

/s/ Sidney E. Harris	/s/ John R. Mallin
Sidney E. Harris, Trustee	John R. Mallin, Trustee

/s/ Connie D. McDaniel	/s/ Philip McLoughlin
Connie D. McDaniel, Trustee	Philip McLoughlin, Trustee

/s/ Geraldine M. McNamara	/s/ James M. Oates
Geraldine M. McNamara, Trustee	James M. Oates, Trustee

/s/ R. Keith Walton	/s/ Brian T. Zino
R. Keith Walton, Trustee	Brian T. Zino, Trustee

All signatures need not appear on the same copy of this Power of Attorney.